                                                     Registration No. __________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               BAY NETWORKS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                                      04-2916246
            --------                                      ----------
   (State or other jurisdiction             (I.R.S. employer identification no.)
 of incorporation or organization)


                           4401 GREAT AMERICA PARKWAY
                          SANTA CLARA, CALIFORNIA 95054
                          -----------------------------
               (Address of principal executive offices) (Zip code)


                       1994 EMPLOYEE STOCK PURCHASE PLAN,
                      1998 EMPLOYEE STOCK PURCHASE PLAN AND
                            OPTIONS GRANTED UNDER THE
                    NETWAVE TECHNOLOGIES, INC. NON-QUALIFIED
               STOCK OPTION PLAN AND ASSUMED BY BAY NETWORKS, INC.
               ---------------------------------------------------
                            (Full title of the plan)

                                 DAVID J. RYNNE
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               BAY NETWORKS, INC.
                           4401 GREAT AMERICA PARKWAY
                          SANTA CLARA, CALIFORNIA 95054
                          -----------------------------
                     (Name and address of agent for service)


Telephone number, including area code, of agent for service:  (408) 988-2400

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

------------------------------------------------------------------------------------------------------------------------------------
                                                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                             Proposed maximum          Proposed maximum
Title  of securities to be         Amount to be             offering price per         aggregate offering           Amount of
      registered(1)                 registered                    share(2)                   price(1)             registration fee
--------------------------- --------------------------- -------------------------- -------------------------- ----------------------

1994 Employee Stock Purchase Plan

Common Stock,                        2,000,000                 $25.45                   $50,900,000
par value $0.01


1998 Employee Stock Purchase Plan

Common Stock,                          500,000                 $25.45                   $12,725,000
par value $0.01


Assumed Netwave Stock Options

Common Stock,                           52,737                 $0.578                   $30,482
par value $0.01



TOTAL                                2,552,737                                          $63,655,482                  $18,778.37



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference

            Bay Networks, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

            (a) The Company's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended June 30, 1997.


----------

(1)         Includes options and rights to acquire such Common Stock.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The 1994 Employee Stock Purchase Plan and the 1998 Employee Stock Purchase Plan establish a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price is based upon 85% of the average of the high and low prices of the Common Stock on June 18, 1998 as reported on the New York Stock Exchange. With respect to the assumed Netwave stock options, the price is based on the average exercise price of the assumed options.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

            (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            (d) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

            Inapplicable.

Item 5.     Interests of Named Experts and Counsel

            Inapplicable.

Item 6.     Indemnification of Directors and Officers

            The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the full extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law, may advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and may maintain directors' and officers' liability insurance, if available on reasonable terms.

            In addition, with the approval of its Board of Directors, the Company has entered into separate indemnification agreements with its directors and officers which require the Company to, among other things, indemnify them against certain liabilities which may arise by reason of their status or service.

            These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.     Exemption From Registration Claimed

            Inapplicable.

Item 8.     Exhibits

            See Exhibit Index.

Item 9.     Undertakings

            (a)      Rule 415 Offering

            The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i)       To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                               (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                               (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) Filing incorporating subsequent Exchange Act documents by reference

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Request for acceleration of effective date or filing of registration statement on Form S-8

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 22, 1998.

                                           BAY NETWORKS, INC.



                                           By: /s/ David J. Rynne
                                              ----------------------------------
                                              David J. Rynne
                                              Executive Vice President and
                                              Chief Financial Officer



                                POWER OF ATTORNEY

            The officers and directors of Bay Networks, Inc. whose signatures appear below, hereby constitute and appoint David L. House and David J. Rynne, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 22, 1998.



Signature                          Title
--------------------------------------------------------------------------------
/s/ David L. House               Chairman of the Board, President and Chief
-------------------------------  Executive Officer (Principal Executive Officer)
David L. House


/s/ David J. Rynne               Executive Vice President and Chief Financial
-------------------------------  Officer (Principal Financial Officer)
David J. Rynne


/s/ Rob G. Seim                  Vice President and Corporate Controller
-------------------------------  (Principal Accounting Officer)
Rob G. Seim


/s/ Arthur Carr                  Director
-------------------------------
Arthur Carr


/s/ Shelby H. Carter, Jr.        Director
-------------------------------
Shelby H. Carter, Jr.


/s/ Kathleen A. Cote               Director
-------------------------------
Kathleen A. Cote


/s/ John S. Lewis                  Director
-------------------------------
John S. Lewis


/s/ Benjamin F. Robelen            Director
-------------------------------
Benjamin F. Robelen


/s/ Paul J. Severino               Director
-------------------------------
Paul J. Severino

                                  EXHIBIT INDEX



          4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's report on Form 10-Q for the quarterly period ended March 28, 1998

          4.2 Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.3 to the Company's registration statement on Form S-4 filed with the Securities and Exchange Commission on September 14, 1994

          4.3 Certificate of Amendment of the Restated Certificate of Incorporation of the Company is incorporated by reference to
                    Exhibit 3.3 to the Company's report on Form 10-Q for the quarterly period ended March 28, 1998

          4.4 Rights Agreement is incorporated by reference to Exhibit 1 to the Company's report on Form 8-K dated February 7, 1995 (File No. 0-19366)

          5         Opinion regarding legality

          23.1      Consent of Counsel (included in Exhibit 5)

          23.2      Consent of Ernst & Young LLP, Independent Auditors

          24 Power of Attorney (included in signature pages to this registration statement)